FORM N-SAR

FIRSTAR FUNDS, INC.
(the "Company")


Item 77: Attachments

Sub-Item 77C: Submission of matters to a vote of security holders.


PORTICO FUNDS, INC.
(A Wisconsin Corporation)

Balanced Income Fund

CONSENT OF SOLE SHAREHOLDER

Pursuant to Article II, Section 11 of the By-Laws of Portico Funds, Inc. (the "Company"), the undersigned, being the sole holder of the outstanding shares of Class 17/Institutional Series and Class 17/Series A Common stock of the Company, representin interests in the Balanced Income Fund, (the "Fund"), hearby consents and agrees that the following resolutions be, and they hereby are, adopted by the sole shareholder of said Fund:

RESOLVED, that the Investment Advisory Agreement, together with Addendum No. 6 thereto, between the Company and Firstar Investment Research and Management Company, LLC with respect to the Fund be, and the same hereby is, ratified and approved in the form previously approved by the Company's Board of Directors;

FURTHER RESOLVED, that the Distribution and Service Plan for the Investment Company Act of 1940 be, and the same hereby is, ratified and approved with respect to Series A shares of the Fund in the form previously approved by the Company's Board of Directors; and

FURTHER RESOLVED, that the selection of Price Waterhouse LLP as independent accountants for the current fiscal year ended
October 31, 1998 be, and hereby is, ratified and approved.

The undersigned has executed this Consent of Sole Shareholder as of the 29th day of November, 1997.

B.C.Ziegler and Company

/s/ Robert J. Tuszynski
    Authorized Officer

Sub-Item 77I: Terms of any new or amended securities.

(a) Not applicable

(b) Balanced Income Fund. On December 1, 1997, the Balanced Income Fund commenced operations. The responses to Sub-Item 77I(b) with respect to the Balanced Income Fund are incorporated herin by reference to Post-Effective Amendment No. 32 to the Company's Registration Statement on Form N-1A (Nos. 33-18255/811-05380) as filed with the Securities and Exchange Commission on October 30, 1997.